EXHIBIT 10.3

Binding Term Sheet

1.           Up Front Payment.  Foundry, Enterasys, and Adtran (collectively, “Defendants”) will pay Network-1 a combined total of two million seven hundred and twenty thousand dollars ($2.72 million) by August 2, 2010 (the “Payment”).  The Payment is non-contingent and is not refundable under any circumstances.   The parties acknowledge that this payment was calculated in a manner consistent with the royalty schedule in paragraph 4 of the license agreement between Network-1 and Cisco.  For purposes of this Binding Term sheet the term “Foundry” means, Brocade Communications Systems, Inc., Foundry Networks LLC, and Foundry Networks, Inc.

2.           Company.  “Company” includes Network-1 and Corey Horowitz and any of their present or future Affiliates, including without limitation CMH Capital Management.

a.            “Affiliate(s)” of a Party shall mean any and all entities, now or in the future and for so long as the following ownership and control exists, that: (i) own or control, directly or indirectly, the Party; (ii) are owned or controlled by, or under common control with, directly or indirectly, the Party; or (iii) are owned or controlled, directly or indirectly, by a Parent Company.  For purposes of the preceding sentence, “own or control” shall mean the possession, directly or indirectly, of the power to direct, influence, or cause the direction of the management or policies of a corporation or other entity whether through ownership of voting securities, by contract or otherwise.  Party includes Network-1, Corey Horowitz, CMH Capital Management, Foundry Networks, Enterasys, and Adtran.

3.           Dismissal.  Network-1 will dismiss the lawsuit with prejudice (“Lawsuit”).  The parties will agree on a form of dismissal to file with the Court within five (5) business days of executing this Term Sheet.

4.           License to Defendants.  Company grants a nonexclusive, perpetual, irrevocable, fully paid up, worldwide license, including have made rights, to the Licensed Patents to Defendants and all current Affiliates of Defendants for products sold directly or indirectly by Defendants (“Licensed Products”).  This license covers any spun-off Affiliate or spun-off product line, extends to combinations of Defendants’ products with other products but only with respect to Defendants’ products, and continues until the last of the Licensed Patents (as defined below) expires.  The license extends up and down Defendants’ chain but only with respect to Defendants’ products.

a.           This license extends to Defendants’ end user customers, but only to the extent of such customers’ use of Defendants’ licensed products or the licensed products of Defendants in conjunction with other products licensed by Network-1.

b.           This license does not extend to Defendants’ end user customers to the extent such customers use Defendants’ licensed products in conjunction with the switches or access devices of vendors who are not licensed by Network-1.  Notwithstanding the foregoing, Network-1 covenants not to sue any end user customer of Defendants for using a licensed product of Defendants in conjunction with the product of another unlicensed vendor unless and until Network-1 has reached a license agreement with such vendor.

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5.           Licensed Patents.  Licensed Patents includes (a) U.S. Patent No. 6,218,930 (the “Asserted Patent”), (b) all patents and patent applications currently owned by Company or an Affiliate or acquired by Company or an Affiliate within three (3) years of the date of this agreement, (c) the Microsemi Patents identified in the license agreement between Cisco and Network-1 to the extent acquired under subsection (b) above, and (d) all patents or patent applications claiming benefit, in whole or in part, of any of the filing dates of the patents or applications in categories (a), (b), or (c) above including, but not limited to, extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and foreign counterparts of any of the foregoing, including without limitation U.S. Patent No. 6,218,930 (the “Asserted Patent”).

6.           Release.  Company releases Foundry, Enterasys, and Adtran (including all current Affiliates, up and down such Defendant’s chain but only with respect to such Defendant’s products or combinations of Defendant’s products with other products but only with respect to the use of the Defendant’s products) for all past causes of action, including but not limited to any claim of infringement of a Licensed Patent and any cause of action that could have been raised in this litigation. Defendants release Company and its Affiliates for all past causes of action that were, or might have been raised in this litigation.  Notwithstanding the foregoing, these releases do not release any obligation set forth in this Term Sheet, and this release shall expressly exclude 3Com, Extreme, Hewlett-Packard and their Affiliates and the release in this section does not release any of these entities in any way.

7.           Representations and Warranties.  Network-1 represents and warrants authority, title, and right to grant licenses and releases to the Asserted Patent.

8.           Assignment.  Any assignment of the Licensed Patents is subject to the terms of this Term Sheet and the terms of the Agreement.  In the event of an acquisition of a Defendant, the licenses granted under this agreement shall continue for the Defendants’ existing products and continuations thereof.

9.           No Circumvention.  Neither Company nor Defendants will take any actions designed to circumvent the protections in this Term Sheet or the Agreement.

10.         Confidentiality.  The terms of this Term Sheet and the terms of the Agreement shall be confidential; provided, however, the parties acknowledge and agree that in order for Network-1 to comply with its obligations under the securities laws, Network-1 will be obligated to issue a press release regarding this settlement agreement, file a Form 8-K which will include this Term Sheet as an exhibit, and file an additional Form 8-K which shall include the executed Agreement between the parties.

11.         Within 30 days of this Term Sheet, Network-1 and each of Foundry, Enterasys, and Adtran shall negotiate in good faith and enter into separate long form agreement (the “Agreement”) consistent with the terms of this Term Sheet.  The Company and Defendants agree to consult with Judge Davis regarding any dispute regarding the implementation of a provision of this Term Sheet into the Agreement.  This Binding Term Sheet constitutes a binding contract upon execution and is not conditioned on the execution of the Agreement.

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12.        Acknowledgement of Full Release.  The Parties understand and agree that this is a full, complete and final release of any and all claims described as aforesaid, and each party agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, covered under this Term Sheet as well as those which are known, anticipated, suspected or disclosed.

13.         Section 1542 Waiver.  Company and Defendants acknowledge that there is a risk that after execution of this Term Sheet, they may incur injury, loss, or costs, and each of them, which may be unknown or unanticipated at this time.  Nevertheless, Company and Defendants expressly waive any rights pursuant to California Civil Code section 1542 or similar state law.   California Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

signatures on the following pages

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IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives on July 16, 2010:

BROCADE COMMUNICATIONS SYSTEMS, INC.

By: /s/ Karle J. Cherian

Name: K. J. Cherian

Title: Counsel

ENTERASYS NETWORKS, INC,

By: /s/ William Cornelius

Name: William Cornelius

Title: Counsel

ADTRAN, INC.

By: /s/ David Bahloz

Name: David Bahloz

Title: Counsel

NETWORK-1 SECURITY SOLUTIONS INC.

By: /s/ Corey M. Horowitz

Name: Corey M. Horowitz

Title: Chairman, CEO

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Corey Horowitz:

By:  /s/ Corey M. Horowitz

Name:   Corey Horowitz

Title:     Individual

CMH CAPITAL MANAGEMENT

By:  /s/ Corey M. Horowitz

Name:   Corey Horowitz

Title: Principal

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